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Trading in eSpeed Class A Common Stock Temporarily Halted
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New York - September 17, 2001 - eSpeed Inc. (NASDAQ NM: ESPD - news) today issued the following statement by Howard Lutnick, Chairman of eSpeed:

     "We are continuing to try to cope with the terrible events at the World Trade Center, to determine the whereabouts of our employees and those of our parent, Cantor Fitzgerald, who are still missing or unaccounted for and to evaluate the impact on our businesses."

     "In light of the heavy loss of life among employees of eSpeed and Cantor Fitzgerald, the number of our senior management and other valued employees who remain missing and unaccounted for and the destruction of our New York offices, we have requested and received from The Nasdaq Stock Market a temporary halt in the trading of our Class A Common Stock on the Nasdaq National Market pending further announcements. We will continue to work through the difficult situation and we expect to have a further announcement regarding trading in our Class A Common stock within 10 business days."

ABOUT ESPEED, INC.
eSpeed, Inc. operates multiple buyer/multiple seller real-time electronic marketplaces. eSpeed's suite of marketplace tools provides end-to-end transaction solutions for the purchase and sale of financial and non-financial products via the Internet or over eSpeed's global private network. eSpeed currently provides the marketplace infrastructure for 48 financial and non-financial instruments, including most of the world's fixed income marketplaces. eSpeed transacts over $200 billion of financial instruments daily and is headquartered in New York City. Additional information on eSpeed is available via the Internet at www.espeed.com.

Statements contained in this Press Release which are not historical facts are forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to: the limited operating history of eSpeed, Inc., its expected incurrence of future losses and negative cash flow from operations for the foreseeable future, its ability to enter into marketing and strategic alliances, to effectively manage its growth, to expand the use of its electronic systems, and to induce customers to use its marketplaces and services and other factors that are discussed in eSpeed's Annual Report on Form 10-K filed with the Securities and Exchange Commission.



Media inquiries:
Edelman Public Relations
Jeff Siegel 212-816-4863 or Mike Holloway 212-704-4532

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